Exhibit 99.1

           PERMA-FIX ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER

    ATLANTA, March 28 /PRNewswire-FirstCall/ -- Perma-Fix Environmental Services, Inc. (Nasdaq: PESI) (BSE: PESI) (Germany: PES.BE) today announced the resignation of Richard T. Kelecy as Vice President, Chief Financial Officer and Secretary of the Company, which resignation is effective on April 5, 2006. Mr. Kelecy has accepted a position with WRS Infrastructure & Environment Inc. The Company has initiated a transition plan with a senior financial team assuming day-to-day responsibilities, while a search for a new CFO is underway. The Company also announced that it expects to file its Form 10-K with Securities and Exchange Commission on or before March 31, 2006.

    Dr. Louis F. Centofanti, Chairman and CEO, commented, "Richard Kelecy has been a valuable asset to the Company, ensuring we had the appropriate financial controls and procedures in place as we grew revenues from less than $10 million to over $91 million in under 10 years. We generated $3.6 million in income for 2005, and expect to continue to show financial improvement this year. We have an experienced and talented financial team in place to ensure a smooth transition."

    Perma-Fix Environmental Services, Inc. is a national environmental services company, providing unique mixed waste and industrial waste management services. The Nuclear Segment provides radioactive and mixed waste treatment services to hospitals, research laboratories and institutions, numerous federal agencies including the Departments of Energy and Defense and nuclear utilities. The Industrial Segment provides hazardous and non-hazardous waste treatment services for a diverse group of customers including Fortune 500 companies, numerous federal, state and local agencies and thousands of smaller clients. The Company operates nine major waste treatment facilities across the country.

    This press release contains "forward-looking statements" which are based largely on the Company's expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company's control. Forward-looking statements include, but are not limited to, the information concerning statements that the Company expects to file its Form 10-K with the Securities and Exchange Commission on or before March 31, 2006, and the continued financial improvement in 2006. These forward-looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. While the Company believes the expectations reflected in this news release are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this release, including, without limitation, general economic conditions, future environmental regulatory restrictions, completion of the 2005 year end audit and 404 requirements, the ability of the Company to apply and market its technologies and neither the government nor any party which has granted the Company a material contract terminates their contract prior to expiration of the term of the contract or reduces the volume of waste expected to be delivered to us during 2006 under these contracts.. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

    Please visit us on the World Wide Web at http://www.perma-fix.com.

SOURCE  Perma-Fix Environmental Services, Inc.
    -0-                            03/28/2006
    /CONTACT: Dr. Louis F. Centofanti, Chairman and CEO, Perma-Fix Environmental Services, Inc., +1-404-847-9990; or James Kautz, jkautz@epochfinancial.com, or J. Todd Atenhan, both of EPOCH Financial Group, Inc., +1-888-917-5105; or Herbert Strauss of European investor relations in Austria, +011-43-316-296-316, or herbert@eu-ir.com, all for Perma-Fix/
    /Web site:  http://www.perma-fix.com /
    (PESI)